Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

National Banking Association	04-3401714
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Law Department

Computershare Trust Company, National Association

150 Royall Street, Canton, MA

02021

(781) 575-2000

(Name, address and telephone number of agent for service)

PERRIGO COMPANY PLC

PERRIGO FINANCE UNLIMITED COMPANY1

(Exact name of obligor as specified in its charter)

Ireland Ireland	Not Applicable Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

The Sharp Building Hogan Place Dublin 2, Ireland	D02 TY74
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

[1]	See Table 1 for additional registrants

TABLE 1

TABLE OF ADDITIONAL REGISTRANTS

The following direct or indirect subsidiaries of Perrigo Company plc may also be guarantors of debt securities issued by Perrigo Company plc or Perrigo Finance Unlimited Company and are Co-Registrants:

Exact name of registrant as specified in its charter[1]	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Athena Neurosciences, LLC	Delaware	33-0204761
Chefaro Ireland Designated Activity Company	Ireland	N/A
Elan Pharmaceuticals, LLC	Delaware	77-0128552
Galpharm Healthcare Limited	United Kingdom	98-0578384
Galpharm International Limited	United Kingdom	98-0578383
Gr8ness, LLC	Michigan	85-0693870
L. Perrigo Company	Michigan	38-0920980
Medgenix Benelux NV	Belgium	N/A
OCE-BIO BV	Belgium	N/A
Perrigo Belgium NV	Belgium	N/A
Perrigo Capital NV	Belgium	N/A
Omega Pharma Innovation & Development NV	Belgium	N/A
Omega Pharma International NV	Belgium	N/A
Omega Pharma Limited	United Kingdom	N/A
Omega Pharma Trading NV	Belgium	N/A
Omega Teknika Designated Activity Company	Ireland	N/A
PBM Canada Holdings, LLC	Delaware	20-3220996
PBM Nutritionals, LLC	Delaware	20-1781050
PBM Products, LLC	Delaware	22-3499315
Perrigo Americas Holdings, Inc.	Michigan	88-1182714
Perrigo Company	Michigan	38-2799573
Perrigo Corporation Designated Activity Company	Ireland	N/A
Perrigo Diabetes Care, LLC	Delaware	45-4047338
Perrigo Direct, Inc.	Georgia	58-2435388
Perrigo Europe Invest NV	Belgium	N/A
Perrigo Finance (US) LLC	Michigan	85-0704076
Perrigo Florida, Inc.	Florida	65-0336176
Perrigo Holding NV	Belgium	N/A
Perrigo Holdings Unlimited Company	Ireland	98-0112748
Perrigo International Finance Designated Activity Company	Ireland	N/A
Perrigo International Holdings II, Inc.	Delaware	26-3291038
Perrigo International Holdings, LLC	Delaware	38-3339826
Perrigo International, Inc.	Michigan	38-3144353
Perrigo Investments, LLC	Delaware	88-0798539
Perrigo Ireland 1 Designated Activity Company	Ireland	N/A
Perrigo Ireland 10 Unlimited Company	Ireland	N/A
Perrigo Supply Chain International Designated Activity Company	Ireland	N/A
Perrigo Ireland 13 Designated Activity Company	Ireland	N/A

[1]	The address for each of the additional registrants is c/o Perrigo Company plc, The Sharp Building, Hogan Place Dublin 2, Ireland D02 TY74; Telephone: +353 1 7094000.

Perrigo Ireland 2 Designated Activity Company	Ireland	N/A
Perrigo Ireland 4 Unlimited Company	Ireland	N/A
Perrigo Ireland 5 Unlimited Company	Ireland	N/A
Perrigo Ireland 6 Unlimited Company	Ireland	98-1545816
Perrigo Ireland 9 Unlimited Company	Ireland	N/A
Perrigo Management Company	Michigan	46-4265495
Perrigo Mexico Investment Holdings, LLC	Delaware	27-0243103
Perrigo New York, Inc.	Delaware	13-3785453
Perrigo Pharma International Designated Activity Company	Ireland	98-0551187
Perrigo Pharma Limited	United Kingdom	98-0597624
Perrigo Research & Development Company	Michigan	82-0541583
Perrigo Sales Corporation	Michigan	38-3233149
Perrigo Science One Designated Activity Company	Ireland	N/A
Perrigo UK Acquisition Limited	United Kingdom	98-0500931
PMI Branded Pharmaceuticals, Inc.	Michigan	81-1656738
Ranir Global Holdings, LLC	Delaware	26-2014628
Ranir (Holdings) Limited	United Kingdom	98-0673906
Ranir, LLC	Delaware	34-2041122
Wrafton Laboratories Limited	United Kingdom	98-0503957

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY 10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Items 3-15.

No responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, neither the obligor nor any guarantor is in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1. A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).

2. A copy of the certificate of authority of the trustee to commence business.

3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.

4. A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

5. Not applicable

6. The consent of the Trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable

9. Not applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, and State of Minnesota, on the 9th day of September 2024.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Francis Wiersma
Name: Francis Wiersma
Title: Officer

EXHIBIT 2

A copy of the Comptroller of the Currency Certificate of Corporate Existence for Computershare Trust Company, National Association, dated August 2, 2024.

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "Computershare Trust Company, National Association," Canton, Massachusetts (Charter No. 23148), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, August 2, 2024, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

CURRENCY BUREAU
TREASURY DEPARTMENT
SEAL
OF THE
Comptroller
OF THE
CURRENCY

2024-01203-C

EXHIBIT 3

A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association, dated August 2, 2024.

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Francis Wiersma
Title: Officer

September 9, 2024

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021

at the close of business June 30, 2024.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,112
Interest-bearing balances	370,129
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	-0-
Federal funds sold and securities purchased
under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	8,047
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	134,206
Other intangible assets	462,169
Other assets	147,180

Total assets	1,125,843

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	173,588

Total liabilities	173,588

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	850,876
Retained earnings	100,879
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	952,255
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	952,255

Total liabilities and equity capital	1,125,843

I, Greg Brandt, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Greg Brandt

Assistant Controller